                                                                     EXHIBIT 1.5



                                   DIDAX INC.

                      2,000,000 Shares of Common Stock and
                    2,000,000 Common Stock Purchase Warrants

                          AGREEMENT AMONG UNDERWRITERS


                                                             Boca Raton, Florida
                                                                          , 1997
                                                             -------------

Barron Chase Securities, Inc.
7700 West Camino Real
Boca Raton, Florida 33433

Dear Sirs:

                 1. Underwriting Agreement. We understand that DIDAX INC. (the "Company"), proposes to enter into an underwriting agreement attached hereto as Exhibit A (the "Underwriting Agreement") with Barron Chase Securities, Inc. (the "Representative") and the other underwriters named in Schedule A to the Underwriting Agreement (the "Underwriters"), acting severally and not jointly, with respect to the purchase of an aggregate of 2,000,000 Shares of Common Stock (the "Shares") and 2,000,000 Warrants (the "Warrants"). The Shares and Warrants are hereinafter also referred to collectively as the "Securities". The Securities and the terms under which they are to be offered for sale by the several Underwriters are more particularly described in the Registration Statement, Underwriting Agreement and Prospectus.

                 Unless the context indicates otherwise, the term Securities shall also include an additional 300,000 Shares and an additional 300,000 Warrants (the "Option Securities"), all or any part of which the Representative and/or the Underwriters are entitled to purchase from the Company upon exercise of the Representative's over-allotment option referred to in Section 2(b) of the Underwriting Agreement.

                 This is to confirm that we agree to purchase, in accordance with the terms hereof and of the Underwriting Agreement, the number of Securities set forth opposite our name in Schedule A, plus such number of Securities, if any, which we may become obligated to purchase pursuant to
Section 2(b) of the Underwriting Agreement and Section 4 hereof ("our Securities"). The ratio which the number of our Securities bears to the total number of Securities purchased pursuant to the Underwriting Agreement is herein called "our underwriting proportion".

                 2. Registration Statement and Prospectus. We have heretofore received and examined a copy of the registration statement, as amended to the date hereof, and the related prospectus in respect of the Securities, as filed with the Securities and Exchange Commission. The registration statement as amended at the time it becomes effective, including financial statements and exhibits, is hereafter referred to as the "Registration Statement", and the prospectus in the form first filed with the Securities and Exchange Commission pursuant to its Rule 424(b) after the Registration Statement becomes effective is referred to as the "Prospectus".

                 We confirm that the information furnished to you by us for use in the Registration Statement and in the Prospectus is correct and is not misleading insofar as it relates to us. We consent to being named as an Underwriter in such Registration Statement and we are willing to accept our responsibilities under the Securities Act of 1933 (the "Act"), as a result thereof. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading "Underwriting" insofar as they relate to us and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We further confirm that, upon request by you as Representative, we have furnished a copy of any amended Preliminary Prospectus to each person to whom we have furnished a copy of any previous Prospectus, and we confirm that we have delivered, and we agree that we will deliver, all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 (the "1934 Act").

                 3. Authority of the Representative. We authorize you, acting as Representative of the Underwriters, to execute and deliver on our behalf, the Underwriting Agreement, and to agree to any variation of its terms (except as to the purchase price and the number of our Securities) which, in your judgment, is not a variation which materially and adversely affects our rights and obligations. We also authorize you, in your discretion and on our behalf, with approval of counsel for the Underwriters, to approve the Prospectus and to approve of, or object to, any further amendments to the Registration Statement, or amendments or supplements to the Prospectus. We further authorize you to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement and to take all such action as you in your discretion may believe desirable to carry out the provisions of the Underwriting Agreement and of this Agreement including the extension of any date specified in the Underwriting Agreement, the exercise of any right of cancellation or termination and to determine all matters relating to the public advertisement of the Securities; provided, however, that, except with the consent of Underwriters who shall have agreed to purchase in the aggregate 50% or more of the Securities, no extension of the time by which the Registration Statement is to become effective as provided in the Underwriting Agreement shall be for a period in excess of two business days. We authorize you to take such action as in your discretion may be necessary or desirable to effect the sale and distribution of the Securities, including, without limiting the generality of the foregoing, the right to determine the terms of any proposed offering, the concession to Selected Dealers (as hereinafter defined) and the reallowance, if any, to other dealers and the right to make the judgments provided for in the Underwriting Agreement.

                 4. Authority of Representative as to Defaulting Underwriters. Until the termination of this Agreement, we authorize you to arrange for the purchase by other persons, who may include you or any of the other Underwriters, of any Securities not taken up by any defaulting Underwriter. In the event that such arrangements are made, the respective amounts of the Securities to be purchased by the non-defaulting Underwriters and by such other person or persons, if any, shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided.

                 In the event of default by one or more Underwriters in respect of their obligations (a) under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder, (b) under this Agreement to take up and pay for any Securities purchased or (c) to deliver any Securities sold or over-allotted by you for the respective accounts of the Underwriters pursuant to this Agreement, or to bear their respective share of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share of the obligations of each defaulting Underwriter (subject in the case of clause (a) above to the limitations contained in the Underwriting Agreement) without relieving any such defaulting Underwriter of its liability therefor.

                 5. Offering of Securities. We understand that you will notify us when the public offering of the Securities is to be made and of the initial public offering price. We hereby authorize you to fix the concession to dealers and the reallowance to dealers and in your sole discretion after the public offering to change the public offering price, the concession and the reallowance. The offering price at any time in effect is hereinafter referred to as the "public offering price". We agree that we will not offer any of the Securities for sale at a price other than the public offering price or allow any discount therefrom except as herein otherwise specifically provided.





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                 We agree that public advertisement of the offering shall be made by you on behalf of the Underwriters on such date as you shall determine. We have not advertised the offering and will not do so until after such date. We understand that any advertisement we may then make will be on our own responsibility and at our own expense.

                 We authorize you to reserve and offer for sale to institutions and other retail purchasers and to dealers (the "Selected Dealers") to be selected by you (such dealers may include any Underwriter) such of our Securities as you in your sole discretion shall determine. Any such offering to Selected Dealers may be made pursuant to a Selling Agreement, in the form attached hereto as Exhibit B, or otherwise , as you may determine. The form of Selling Agreement attached hereto as Exhibit B is satisfactory to us.

                 We authorize you to make purchases and sales of the Securities from or to any Selected Dealers or Underwriters at the public offering price less all or any part of the concession and, with your consent, any Underwriter may make purchases or sales of the Securities from or to any Selected Dealer or Underwriter at the public offering price less all or any of the concession.

                 We understand that you will notify each Underwriter promptly upon the release of the Securities for public offering as to the amount of Securities reserved for sale to Selected Dealers and retail purchasers. Securities not so reserved may be sold by each Underwriter for its own account, except that from time to time you may, in your discretion, add to the Securities reserved for sale to Selected Dealers and retail purchasers any Securities retained by an Underwriter remaining unsold. We agree to notify you from time to time upon request of the amount of our Securities retained by us remaining unsold. If all the Securities reserved for offering to Selected Dealers and retail purchasers are not promptly sold by you, any Underwriter may from time to time, with your consent, obtain a release of all or any Securities of such Underwriter then remaining unsold and Securities so released shall thereafter be deemed not to have been reserved. Securities of any Underwriter so reserved which remain unsold, or, if sold, have not been paid for at any time prior to the termination of this Agreement may, in your discretion or upon the request of such Underwriter, be delivered to such Underwriter for carrying purposes only, but such Securities shall remain subject to redelivery to you upon demand for disposition by you until this Agreement is terminated.

                 We agree that in connection with sales and offers to sell the Securities, if any, made by us outside the United States or its territories or possessions, (a) we will furnish to each person to whom any such offer or sale is made such Prospectus, advertisement or other offering document containing information





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relating to the Securities or the Company as may be required under the laws of the jurisdiction in which such offer or sale is made and (b) we will furnish to each person to whom any such offer is made a copy of the then current Preliminary Prospectus and to each person to whom any such sale is made a copy of the Prospectus referred to in the Underwriting Agreement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto). Any Prospectus, advertisement or other offering document (other than any such preliminary Prospectus or Prospectus) furnished by us to any person in accordance with the preceding sentence and all such additional offering material, if any, as we may furnish to any person (i) shall comply in all respects with the laws of the jurisdiction in which it is so furnished, (ii) shall be prepared and so furnished at our sole risk and expense, and (iii) shall not contain information relating to the Securities or the Company which is inconsistent in any respect with information contained in the then current Preliminary Prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be.

                 We recognize the importance of a broad distribution of the Securities among bona fide investors and we agree to use our best efforts to obtain such broad distribution and to that end, to the extent we deem practicable, to give priority to small orders.

                 We agree that we will not sell to any account over which we exercised discretionary authority any of the Securities which we have agreed to purchase pursuant to the Underwriting Agreement.

                 6. Compensation to Representative. We authorize you to charge to our account, as compensation for your services as Representative in connection with this offering, including the purchase from the Company of the Securities and the management of the offering, an amount equal to $_____ per Share and/or $________ per Warrant in respect to each of our Securities.

                 7. Payment and Delivery. At or about 9:00 a.m., Eastern Time, on the Closing Dates (including the first Closing Date and any Option Closing Date, as defined in the Underwriting Agreement), we agree to deliver to you at your office by wire transfer to the account of the Representative or by a certified or official bank check payable in New York Clearing House funds to your order in an amount equal to the initial public offering price, less the concession to the Selected Dealers in respect of that portion of our Securities which has been retained by or released to us for direct sales.

                 In the event that our funds are not received by you when required, you are authorized, in your discretion, but shall not be obligated, to make payment for our account pursuant to the Underwriting Agreement by advancing your own funds. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement.

                 We authorize you to hold and deliver against payment any of our Securities which have been sold or reserved for sale to Selected Dealers or retail purchasers. Any of our Securities not sold or reserved by you as aforesaid, will be available for delivery to us at your office as soon as practicable after such Securities have been delivered to you.

                 Upon the termination of this Agreement, or prior thereto at your discretion, you will deliver to us any of our Securities reserved by you for sale to Selected Dealers or retail purchasers but not sold and paid for against payment by us of an amount equal to the initial public offering price of such Securities, less the concession to the Selected Dealers in respect thereof.

                 8. Authority to Borrow. We authorize you to arrange loans for our account and to execute and deliver any notes or other instruments in connection therewith, and to pledge as security therefor all or any part of our Securities, as you may deem necessary or advisable to carry out the purchase, carrying and distribution of the Securities, and to advance your own funds, charging current interest rates.

                 9. Over-allotment; Stabilization. We authorize you, for the account of each Underwriter, prior to the termination of this Agreement, and for such longer period as may be necessary to cover any short position incurred for the accounts of the several Underwriters pursuant to this Agreement, (a) to over-allot in arranging for sales of Securities to Selected Dealers and others and, if necessary, to purchase Securities (whether pursuant to exercise of the option set forth in Section 2(b) of the Underwriting Agreement or otherwise) at such prices as you may determine for the purpose of covering such over-allotments, and (b) for the purpose of stabilizing the market in the Securities, to make purchases and sales of Securities on the open market or otherwise, for long or short account, on a when-issued basis or otherwise, at such prices, in such amounts and in such manner as you may determine; provided, however, that at no time shall our net commitment, either for long or short account, under this Section exceed 15% of the amount of our Securities. Such purchases, sales and over-allotments shall be made for the respective accounts of the several Underwriters as nearly as practicable to their respective underwriting proportions. We agree to take up on demand at cost any Securities so purchased for our account and deliver on demand any Securities so sold or over-allotted for our account. We authorize you to sell for the account of the Underwriters any Securities purchased pursuant to this Section, upon such terms as you may deem advisable, and any Underwriter, including yourselves, may purchase such Securities. You are authorized to charge the respective accounts of the Underwriters with broker's commissions or dealer's mark-up on purchases and sales effected by you.





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                 If pursuant to the provisions of the preceding paragraph and prior to the termination of this Agreement (or prior to such earlier date as you may have determined) you purchase or contract to purchase for the account of any Underwriter in the open market or otherwise any Securities which were retained by, or released to, us for direct sale, or any Securities which may have been issued in exchange for such Securities, we authorize you either to charge our account with an amount equal to the concession to Selected Dealers with respect thereto, which amount shall be credited against the cost of such Securities, or to require us to repurchase such Securities at a price equal to the total cost of such purchase, including transfer taxes and broker's commissions or dealer's mark-up, if any. In lieu of such action you may, in your discretion, sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale.

                 You will notify us promptly if and when you engage in any stabilization transaction pursuant to this Section or otherwise and will notify us of the date of termination of stabilization. We agree to file with you any reports required of us including "Not as Manager" reports pursuant to Rule 17a-2 under the 1934 Act not later than five business days following the date upon which stabilization was terminated, and we authorize you to file on our behalf with the Securities and Exchange Commission any reports required by such Rule.

                 10. Limitation on Transactions by Underwriters. Except as permitted by you, we will not during the term of this Agreement bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any Securities other than (i) as provided in the Underwriting Agreement and in this agreement, (ii) purchases from or sales to dealers of the Securities at the public offering price less all or any part of the reallowance to dealers or (iii) purchases or sales by us of any Securities as broker or unsolicited orders for the account of others.

                 We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Rule 10b-6 and Rule 10b-6A under the 1934 Act applicable to this offering.

                 We may, with your prior consent, make purchases of the Securities from and sales to other Underwriters at the public offering price, less all or any part of the concession to dealers.

                 11. Allocation and Payment of Expenses. We understand that all expenses of a general nature incurred by you, as Representative, in connection with the purchase, carrying, marketing and sale of the Securities shall be borne by the Underwriters in accordance with their respective share of the underwriting obligations. We authorize you to charge our account with our share, based on our underwriting obligation, of the aforesaid expenses including all transfer taxes paid of our behalf on sales or transfers made for our account.

                 As promptly as possible after the termination of this Agreement, the accounts arising pursuant hereto shall be settled and paid.
Your ascertainment of all expenses and the apportionment thereof shall be conclusive. Notwithstanding any settlement or settlements hereunder, we will remain liable for our share of all expenses and liabilities which may be incurred by or the accounts of the Underwriters, including any expenses and liabilities referred to in Sections 13 and 14 hereof, which shall be determined as provided in this Section.

                 12. Termination. Unless this Agreement or any provision hereof is earlier terminated by you and except for provisions herein that contemplate obligations surviving the termination hereof as noted in the next paragraph, this Agreement will terminate at the close of business on the 45th day after the date hereof, but in your discretion may be extended by you for a further period not exceeding 30 days with the consent of the Underwriters who have agreed to purchase in the aggregate 50% or more of the Securities. No termination or suspension pursuant to this Section shall affect your authority to cover any short position under this Agreement.

                 Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except (i) the mutual obligations to settle accounts under Section 11, (ii) our obligation to pay any transfer taxes which may be assessed and paid on account of any sales thereunder for our account, (iii) our obligation with respect to purchases which may be made by you from time to time thereafter to cover any short position incurred under this Agreement, (iv) the provisions of Sections 13 and 14 and (v) the obligations of any defaulting Underwriter, all of which shall continue until fully discharged.

                 13.      Liability of Representative and Underwriters.
Neither as Representative nor individually shall you be under any liability whatsoever to any other Underwriter nor shall you be under any liability in respect of any matters connected herewith or action taken by you pursuant hereto, except for the obligations expressly assumed by you in this Agreement. You shall be under no liability for or in respect of the value for the Securities or the validity of the form thereof, the Registration Statement, the Prospectus, or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Securities; or for the performance by the Company or others of any agreement on its or their part.

                 Nothing herein contained shall constitute the several Underwriters an association, or partners with us or with each other, or, except as herein expressly provided, render any Underwriter liable for the obligation of any other Underwriter. The rights, obligations and liabilities of each of the Underwriters are several, in accordance with their respective obligations, and not joint. Notwithstanding any settlement of accounts under this Agreement, we agree to pay our underwriting proportion of the amount of any claim demand or liability which may be asserted against and discharged by the Underwriters or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other entity, and also to pay our underwriting proportion of expenses approved by you incurred by the Underwriters, or any of them, in contesting any such claims, demands or liabilities. If the Underwriters shall be deemed to constitute a partnership for income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1954, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service.

                 14.      Indemnification and Future Claims.

                 (a) We agree to indemnify and hold harmless you and each other Underwriter, and each person, if any, who controls you and such other Underwriter within the meaning of Section 15 of the Securities Act of 1933, and to reimburse their expenses, to the extent and upon the terms that we agree to indemnify and hold harmless the Company and to reimburse expenses as set forth in the Underwriting Agreement. Our indemnity agreement set forth in this Section remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of and payment for the Securities and the termination of this Agreement.

                 (b) In the event that at any time any claim or claims shall be asserted against you, as Representative, or otherwise involving the Underwriters generally, relating to the Registration Statement or any Preliminary Prospectus or the Prospectus, as such may be from time to time amended or supplemented, the public offering of the Securities or any of the transactions contemplated by this Agreement, we authorize you to take such other action as you shall deem necessary or desirable under the circumstances, including settlement of any such claim or claims if such course of action shall be recommended by counsel retained by you. We agree to pay to you on request, our underwriting proportion of all expenses incurred by you (including, but not limited to, disbursements and fees of counsel so retained) in investigating and defending against such claim or claims and our underwriting proportion of any liability incurred by you in respect of such claim or claims, whether such liability shall be the result of a judgment or as a result of any such settlement.

                 15. Title to Securities. The Securities purchased by, or on behalf of, the respective Underwriters shall remain the property of such Underwriters until sold, and title to any such Securities shall not in any event pass to the Representative by virtue of any of the provisions of this Agreement.

                 16. Blue Sky Matters. It is understood that you assume no responsibility with respect to the right of any Underwriter or other person to offer or to sell Securities in any jurisdiction, not withstanding any information which you may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

                 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

                 18. Capital Requirements. We confirm that the incurrence by us of our obligation under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange to which we are subject.

                 19. Miscellaneous. Any notice from you to us shall be deemed to have been duly given if telefaxed, telephoned or telegraphed, and confirmed by mail to us at the address set forth in the Underwriters Questionnaire furnished by us to you. Any notice from us to you shall be deemed to have been duly given if telefaxed or telegraphed, and confirmed by mail to you at 7700 West Camino Real, Boca Raton, Florida 33433, Attention:
Robert T. Kirk.

                 We understand that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). We hereby confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories and its possession and not registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 5 of this Agreement). We hereby agree that if we are members of the NASD, we will comply with all of the provisions of the NASD Conduct Rules. If we are a foreign dealer, we agree to comply with Rule 2740 of the NASD Conduct Rules. If we are a foreign dealer and not a member of the NASD, we agree to comply with the NASD's interpretation with respect to free-riding and withholding, as though we were a member of the

NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that applies to a non-member foreign dealer. In connection with sales and offers to sell Securities made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such Prospectus, advertisement or other offering document containing information relating to the Securities or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any Prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (i) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (ii) shall be prepared and so furnished at our sole risk and expenses and (iii) shall not contain information relating to the Securities or the Company which is inconsistent in any respect with the information contained in the then current preliminary Prospectus or in the Prospectus, as the case may be.

                 We understand that, in consideration of your services in connection with the public offering of the Securities, the Company has agreed with you individually, and not as Representative of the Underwriters (a) to sell to you the Representative's Warrants referred to in the Underwriting Agreement for the sum of $10; (b) to pay to you a non-accountable expense allowance referred to in the Underwriting Agreement; (c) to pay you a financial advisory fee referred to in the Underwriting Agreement; and (d) to enter into the Merger and Acquisition Agreement (the "M/A Agreement") referred to in the Underwriting Agreement. In addition, you may, at your sole discretion, elect to exercise the over-allotment option individually. We confirm to you that we shall make no claim to the Representative's Warrants (or any offering of the Company's securities related thereto, or any right to participate in any capacity in any offering resulting therefrom), any rights related thereto, the Company's securities underlying the Representative's Warrants, the non-accountable expense allowance, the financial advisory fee, or, to the over-allotment option to the extent you elect to exercise such option individually, or the M/A Agreement. You confirm to us that we shall have no obligation or liabilities with respect to the purchase of the Representative's Warrants, the exercise thereof, the Company's securities underlying the Representative's Warrants (or any offering of the Company's securities related thereto, unless we shall subsequently agree to become an underwriter for, or otherwise participate in any such offering) or the non-accountable expense allowance, the financial advisory agreement, the M/A Agreement, or, the over-allotment option, to the extent you elect to exercise such option individually.

                 Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                     Very truly yours,


                                  By:
                                     ---------------------------

                                     (Attorney-in-fact for each of
                                     the several Underwriters named
                                     in Schedule A to the attached
                                     Underwriting Agreement.)

Confirmed as of the date first
above written:

BARRON CHASE SECURITIES, INC.


By:
   -----------------------------
   Robert T. Kirk, President














                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby irrevocably constitute and appoint Robert T. Kirk and/or Barron Chase Securities, Inc., the true and lawful agent and attorney-in-fact of the undersigned with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering of an aggregate of

                      2,000,000 Shares of Common Stock and
                    2,000,000 Common Stock Purchase Warrants

                                       of

                                   DIDAX INC.

(such securities being more fully described in the Registration Statement No. _________ filed by DIDAX INC. pursuant to the Securities Act of 1933) with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, consents and documents in connection therewith as said agent and attorney-in-fact may deem advisable. The undersigned hereby gives to said agent and attorney-in-fact full power and authority to act in the premises, including, but not limited to, the power an authority to execute and deliver an Agreement Among Underwriters relating to such financing, to agree to increase or decrease the size of the offering to an amount as shall be approved by Barron Chase Securities, Inc., as Representative of the Underwriters, and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

                 WITNESS the due execution hereof at
                                                    ---------------------------
                     (Street)                           (City)

this           day of                   , 1997.
     ---------        ------------------



                                                  --------------------------
                                                  Firm Name


                                               By:
-------------------------------------------       ---------------------------
Witness                                           Partner, Officer or
                                                  Sole Proprietor
                                                  (indicate which)




                           CORPORATE ACKNOWLEDGEMENT


STATE OF                )
                        ) ss.:
COUNTY OF               )

                 On this ________ day of _________________, 1997, before me personally came ___________________________________, to me know, who being by me duly sworn, deposes and say that he resides at No.
_________________________________________________: that he is the
____________________________ of _________________________________, the
aforementioned corporation, which executed the foregoing instrument; that he knows the seal of said corporation;

that the seal affixed to said instrument is such corporate seal; and that it was so affixed by order the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   --------------------------
                                   Notary Public

My Commission Expires:


                          PARTNERSHIP ACKNOWLEDGEMENT

STATE OF                )
                        ) ss.:
COUNTY OF               )

                 On this ________ day of _________________, 1997, before me personally came ___________________________________, one of the members of the firm of ________________________________________, to me known and known to me to be the individual who executed the foregoing instrument and acknowledged that he executed, and was duly authorized to execute, the same as and for the act and deed of said firm.



                                   -----------------------------
                                   Notary Public
My Commission Expires:



                          --------------------------------------

                 Unless prior to 5:00 p.m. Eastern Time, on the date immediately preceding the proposed public offering date, Robert T. Kirk of the Syndicate Department of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433 receives a telegram or letter from you revoking the Power of Attorney, the power and authority granted by such Power of Attorney may be exercised in accordance with the terms thereof.